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                                                                   Exhibit 10.25
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                       SIXTH LOAN MODIFICATION AGREEMENT

     This SIXTH LOAN MODIFICATION AGREEMENT is entered into as of July 16, 1998, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02181, doing business under the name Silicon Valley East ("Bank"), and TRANSWITCH CORPORATION, a Delaware corporation with its principal place of business at 3 Enterprise Drive, Shelton, Connecticut 06484 ("Borrower").

                                   RECITALS

     Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                   AGREEMENT

     1.    DESCRIPTION OF EXISTING LOAN DOCUMENTS.  Reference is hereby made to
           --------------------------------------
that certain Commitment Letter dated as of July 1, 1993 between Bank and Borrower, as amended by letter amendments dated as of September 1, 1994 and March 21, 1995, as further amended by Loan Modification Agreements dated April 8, 1994, April 19, 1995, January 5, 1996, December 31, 1996 and July 11, 1997
between Borrower and Bank, and as such Commitment Letter may be further amended from time to time (the "Commitment Letter"), providing for certain financing from Bank to Borrower, such financing to be evidenced by promissory notes as referenced herein. Hereinafter, all indebtedness owing by Borrower to Bank pursuant to the Commitment Letter and any promissory notes shall be referred to as the "Indebtedness." Repayment of the Indebtedness is secured pursuant to a Security Agreement dated as of July 1, 1993 between Borrower and Bank, as amended (the "Security Agreement"). Hereinafter, the Commitment Letter, Security Agreement, and any promissory notes, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents." Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same respective meanings as set forth in the Commitment Letter.

     2.    DESCRIPTION OF CHANGES IN TERMS.
           -------------------------------

     2.1   Modifications to Commitment Letter.
           ----------------------------------

     2.1.1 The first sentence of the first unnumbered paragraph of the Commitment Letter, as heretofore amended, is hereby replaced in its entirety as follows:

           Silicon Valley Bank (the "Bank") is pleased to inform you that it has approved for TranSwitch Corporation (the "Borrower"), subject to the terms set forth in this letter and the attached schedules (collectively
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            referred to as the "Commitment Letter"), the following credit facilities: (i) a working capital line of credit of $8,000,000 (the "Working Capital Commitment"); and (ii) an equipment line of credit of $2,000,000 (the "Equipment Commitment" and, together with the Working Capital Commitment, the "Commitments").

     2.1.2 Subparagraphs (a) and (b) of numbered paragraph 1 of the Commitment Letter, as heretofore amended, are hereby replaced in their entirety as follows:

            (a) a promissory note payable to the order of the Bank by the Borrower in the principal amount of $8,000,000 with respect to the Working Capital Commitment (as the same may be amended, modified or supplemented from time to time, the "Working Capital Note"),

            (b) a promissory note payable to the order of the Bank by the Borrower in the principal amount of $2,000,000 with respect to the Equipment Commitment (as the same may be amended, modified or supplemented from time to time, the "Equipment Note" and together with the Working Capital Note, the "Notes");

     2.1.3 Subsections (d) and (e) of numbered paragraph 1 of the Commitment Letter, as heretofore amended, are hereby replaced in their entirety as follows:

            (d) a Negative Pledge Agreement by the Borrower in favor of the Bank (as the same may be amended, modified or supplemented from time to time, the "Negative Pledge Agreement");

            (e)  INTENTIONALLY OMITTED;

     2.1.4 Numbered paragraph 2 of the Commitment Letter, as heretofore amended, is hereby replaced in its entirety as follows:

            2. The Working Capital Commitment will commence July 16, 1998 and will expire on July 15, 1999 (the "Working Capital Expiry Date"). The Equipment Commitment will commence July 16, 1998 and will expire on July 15, 1999 (the "Equipment Expiry Date").

     2.1.5 The first two sentences of numbered paragraph 3 of the Commitment Letter, as heretofore amended, are hereby replaced in their entirety as follows:

            Advances under the Working Capital Commitment shall bear interest at a fluctuating rate of interest equal to the Bank's Prime Rate (as defined below) per annum, and advances under the Equipment Line of Credit Commitment shall bear interest at a fluctuating rate of interest equal to the Bank's Prime Rate per annum. Borrower shall make payments of interest in respect of advances under the Working Capital Commitment monthly

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            on the fifteenth (15th ) day of each month and on the Working
            Capital Expiry Date. Borrower shall make payments of interest in respect of advances under the Equipment Commitment monthly on the fifteenth (15th) day of each month and on the Equipment Expiry Date.

     2.1.6 Paragraph 7C of the Commitment Letter, as heretofore amended, is hereby replaced in its entirety as follows:

            Proceeds of all advances under the Equipment Commitment shall be used by the Borrower solely to finance the purchase by the Borrower of Eligible Equipment purchased within 30 days of Borrowees request for an advance under the Equipment Commitment. The principal amount of any advance made by the Equipment Commitment shall not exceed 100% of the invoice price of any item of Eligible Equipment less taxes, shipping, installation and similar or related costs. The Borrower shall provide the Bank with copies of all invoices for items of Eligible Equipment not later than the date of its request for such an advance and shall promptly provide such other information as the Bank shall reasonably request in support of Borrower's request.

     2.1.7 Numbered paragraph 8 of the Commitment Letter, as heretofore amended, is hereby amended so that Borrower may use all of the Working Capital Commitment for Letters of Credit.

     2.1.8 Numbered paragraph 4 of Schedule II to the Commitment Letter, as heretofore amended, is hereby replaced in its entirety as follows:

            4.  Financial Statements, Etc.  Borrower will furnish to Bank:

            (a) as soon as available, but in any event within forty five (45) days after the end of each fiscal quarter, commencing with the quarter ending June 30, 1998, consolidated financial statements of Borrower on Form 10-Q;

            (b) as soon as available, but in any event within one hundred twenty
            (120) days after the end of Borrowees fiscal year, audited consolidated financial statements of Borrower on Form 10-K;

            (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K (to the extent not previously provided to Bank) filed with the Securities and Exchange Commission;

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            (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in a Material Adverse Effect;

            (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

            (g) prior to any Advances under the Working Capital Commitment, and within thirty (30) days after the last day of each month in which any Advances under the Working Capital Commitment are outstanding, a Borrowing Base Certificate signed by the Chief Financial Officer or the President of Borrower in a form acceptable to Bank and appropriately completed, together with aged listings of accounts receivable.

            (h) within thirty (30) days after the last day of each quarter, commencing with the quarter ending June 30, 1998, a Compliance Certificate signed by the Chief Financial Officer or the President of Borrower in a form acceptable to Bank and appropriately completed.

     2.1.9 Numbered paragraphs 21 through 25 of Schedule II to the Commitment Letter, as heretofore amended, are hereby replaced in their entirety as follows:

            21.  Adjusted Quick Ratio.  The Borrower will not permit its
                 --------------------
            Adjusted Quick Ratio to be less than 2.00 to 1 at the end of any calendar quarter, commencing with the quarter ending June 30, 1998.

            22.  Minimum Profitability.  INTENTIONALLY OMITTED
                 ---------------------

            23.  Leverage.  The Borrower will not permit the ratio of Total
                 --------
             Adjusted Liabilities to Tangible Net Worth at the end of any calendar quarter, commencing with the quarter ending June 30, 1998, to be more than 1.25 to 1.

            24.  Tangible Net Worth.  The Borrower will not permit Tangible Net
                 ------------------
            Worth at the end of any calendar quarter, commencing with the quarter ending June 30, 1998, to be less than $28,000,000.

            25.  Liquidity.  INTENTIONALLY OMITTED
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     2.1.10 The Compliance Certificate referred to in numbered subparagraph
4(c) of Schedule II to the Commitment Letter, as heretofore amended, is hereby deleted and replaced with the Compliance Certificate attached hereto as Exhibit A.

     2.1.11 Subsection (i) of the definition of "Eligible Domestic Accounts Receivable" on Schedule III to the Commitment Letter, as heretofore amended, is hereby replaced in its entirety as follows:

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             (i) The aggregate accounts receivables from the account debtor do not exceed 25% of the total Eligible Accounts Receivable of the Borrower; that portion of the account over the 25% level will be disqualified.

     2.1.12 The definition. of "Eligible Equipment' in Schedule III of the Commitment Letter, as heretofore amended, is hereby amended by deleting the date July 11, 1997 appearing in the last line of subparagraph (b) thereof and substituting the date July 16, 1998.

     2.1.13 The following definition is hereby added to Schedule III to the Commitment Letter, as heretofore amended, as follows:

             "Adjusted Quick Ratio" means, at any time, all cash and accounts receivable, less reserves for doubtful accounts, of the Borrower and its Subsidiaries at such time, on a consolidated basis, determined in accordance with GAAP, divided by the aggregate of all Current Liabilities (less deferred revenues) plus, to the extent not already included, all Indebtedness of Borrower to Bank.

     3.      TERMINATION OF SECURITY AGREEMENT.  The Security Agreement is
             ---------------------------------
hereby terminated effective with Borrower's compliance with all of the conditions set forth in Section 5 of this Sixth Loan Modification Agreement, and all rights to the Collateral shall revert to Borrower, subject to the Negative Pledge Agreement between Borrower and Bank of even date herewith.

     4.      FACILITY FEE.  Borrower shall pay to Bank a Working Capital
             ------------
Commitment facility fee of EIGHT THOUSAND AND NO/100THS Dollars ($8,000) and an Equipment Commitment facility fee of TWO THOUSAND AND NO/100THS Dollars ($2,000) as well as any out-of-pocket expenses incurred by the Bank through the date hereof, including reasonable attorneys' fees and expenses, and after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

     5.      CONDITIONS PRECEDENT TO FURTHER ADVANCES.  The obligation of Bank
             ----------------------------------------
to make further advances to Borrower under this line is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

             (a) this Sixth Loan Modification Agreement (in duplicate), the Working Capital Note and the Equipment Note, each duly executed by Borrower;

             (b) a certificate of the Secretary of Borrower with respect to resolutions authorizing the execution and delivery of this Sixth Loan Modification Agreement and the Loan Documents;

             (c) Negative Pledge Agreement covering all assets of Borrower:

             (d) UCC-1 financing statements evidencing the negative pledge;

                                      -5-
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             (e)  insurance certificate;

             (f) payment of the fees and Bank Expenses then due specified in
Section 4 hereof; and

             (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     6.      CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended
             ------------------
wherever necessary to reflect the changes described in this Sixth Loan Modification Agreement.

     7.      NO DEFENSES OF BORROWER.  Borrower agrees that as of this date, it
             -----------------------
has no defenses against any of the obligations to pay any amounts under the Indebtedness.

     8.      CONTINUING VALIDITY.  Borrower understands and agrees that (i) in
             -------------------
modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Sixth Loan Modification Agreement (including the effects of Section 6 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Sixth Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Sixth Loan Modification Agreement, and (vi) the terms of this Section 8 apply not only to this Sixth Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

     9.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.  The laws of the
             ------------------------------------------
Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS

                                      -6-
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LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS
FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     10.     EFFECTIVENESS.  This Agreement shall become effective only when it
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shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.

"Borrower"                          "Bank"

TRANSWITCH CORPORATION              SILICON VALLEY BANK, doing business as
                                    SILICON VALLEY EAST


By:    /s/ Michael F. Stauff        By:
    ------------------------            --------------------------------
     Michael F. Stauff, SVP             William R. Howell, AVP
     & Treasurer


                                    SILICON VALLEY BANK


                                    By:
                                        --------------------------------
                                    Title:
                                          ------------------------------

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